Exhibit 11

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 33-38550 on Form N-1A of our report dated July 14, 2000 relating to the financial statements of Municipal Cash Series II appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Financial Highlights” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 24, 2000